Exhibit 99.1

Forum Merger II Corporation Provides Transaction Update

Delray Beach, Florida—June 3, 2020 (GLOBE NEWSWIRE) -- As previously announced on May 13, 2020, Forum Merger II Corporation (Nasdaq: FMCI) (“Forum” or the “Company”) has signed a letter of intent to acquire a high-growth, plant-based food company with a broad portfolio of innovative products that are aligned with major food trends and sold through leading retailers and distributors across the United States. The Company today announced that its discussions with the Target remain active, and the Company expects to sign a definitive agreement in the coming weeks.

Completion of the transaction is subject to, among other things, the negotiation and execution of a definitive agreement providing for the transaction, satisfaction of the closing conditions included therein and approval of the transaction by Forum’s shareholders. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated.

About Forum Merger II Corporation

Forum Merger II Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

If a legally binding definitive agreement is entered into, a full description of the terms of the transaction will be provided in a proxy statement for the stockholders of the Company (the “Transaction Proxy Statement”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company urges investors, stockholders and other interested persons to read, when available, the preliminary Transaction Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about the Company, the potential target company and the transaction. The definitive Transaction Proxy Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction.

In addition, the Company has filed a definitive proxy statement (the “Extension Proxy Statement”) to be used at its special meeting of stockholders to approve an extension of time in which the Company must complete an initial business combination or liquidate the trust account that holds the proceeds of the Company’s initial public offering (the “Extension”). The Company has mailed the Extension Proxy Statement to its stockholders of record as of May 13, 2020 in connection with the Extension. Investors and security holders of the Company are advised to read the Extension Proxy Statement the preliminary Transaction Proxy Statement and the definitive Transaction Proxy Statement, and any amendments thereto, because these documents will contain important information about the Extension, the Company and the proposed transaction. The definitive Transaction Proxy Statement will be mailed to the Company’s stockholders of record as of a record date to be established for the special meeting of stockholders relating to the proposed transaction. Stockholders will also be able to obtain copies of the Extension Proxy Statement and the Transaction Proxy Statement, without charge, once available, at the SEC's website at www.sec.gov or by directing a request to: Forum Merger II Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of the Company to enter into a definitive agreement with respect to the proposed business combination or to complete the contemplated transactions with the potential target company; matters discovered by the potential target company or the Company as they complete their respective due diligence investigation of the other; the risk that the approval of the stockholders of the Company for the potential transaction is not obtained; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in the Company’s trust account following any redemptions by the Company stockholders; the ability to meet Nasdaq’s listing requirements following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; and those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension and the potential transaction described herein under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their interests in the Company are set forth in the definitive Extension Proxy Statement, which was filed with the SEC on May 26, 2020, and will also be contained in the Transaction Proxy Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

Contact
David Boris
(212) 739-7860
david@forummerger.com